As filed with the Securities and Exchange Commission on July 12, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMERCIAL METALS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	75-0725338
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6565 N. MacArthur Blvd., Suite 800
Irving, Texas 75039
(214) 689-4300
(Address, including zip code, and telephone number,
including area code of registrant’s principal executive offices)

David M. Sudbury, Esq.
Senior Vice President, Secretary and General Counsel
6565 N. MacArthur Blvd., Suite 800
Irving, Texas 75039
(214) 689-4367
(Name, address, including zip code, of agent for service)
(Telephone number, including area code, of agent for service)

with copies of communications to:
William R. Hays, III, Esq.
Haynes and Boone, LLP
901 Main Street, Suite 3100
Dallas, Texas 75202
(214) 651-5561

Approximate date of commencement of proposed sale to the public:  From time to time or at one time after the effective date of this Registration Statement as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered	Price per Unit	Offering Price	Fee
Debt Securities	(1)	(1)	(1)	(2)

(1)	Not applicable pursuant to Form S-3 General Instruction II(E). An indeterminate aggregate initial offering price or number of securities is being registered as may from time to time be issued at indeterminate prices.

(2)	In accordance with Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the registration fee.

Prospectus

Commercial Metals Company

We may offer to sell from time to time in one or more offerings debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness, which may be offered in separate classes or series and which will rank on a parity with all of our other unsecured and unsubordinated debt.

This prospectus describes some of the general terms that may apply to the offered securities. The specific terms and amounts of the offered securities will be fully described in supplements to this prospectus, which may add, update or change information in this prospectus. Please read carefully any prospectus supplements and this prospectus and any information incorporated herein or therein by reference carefully before you invest in these securities.

Investing in our securities involves risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters or agents and the terms of the arrangements with such entities will be stated in an accompanying prospectus supplement.

The date of this prospectus is July 12, 2007

About This Prospectus

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, at any time and from time to time, sell the securities described in this prospectus in one or more offerings. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or prospectus supplements containing specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference” before purchasing any of our securities.

You should rely only on the information contained or incorporated by reference in this prospectus or applicable prospectus supplement. “Incorporated by Reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference herein or therein, is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “Company,” “we,” “us” and “our” refer and relate to Commercial Metals Company and its consolidated subsidiaries.

About the Registrant

We manufacture, recycle, market and distribute steel and metal products and related materials and services through a network of locations located throughout the United States and internationally. We consider our business to be organized into five segments: domestic mills, CMCZ (our Polish mill CMC Zawiercie S.A. and related operations), domestic fabrication, recycling and marketing and distribution.

We were incorporated in 1946 in the State of Delaware. Our predecessor company, a metals recycling business, has existed since approximately 1915. We maintain our executive offices at 6565 North MacArthur Boulevard, Suite 800 in Irving, Texas, telephone number (214) 689-4300. Our common stock is listed on the New York Stock Exchange under the symbol “CMC.”

Risk Factors

An investment in the offered securities involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks of an investment in us under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2006, incorporated by reference in this prospectus, as the same may be updated from time to time by our future filings with the SEC. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled “Forward-Looking Statements.”

Forward-Looking Statements

This prospectus contains or incorporates “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, with respect to our financial condition, results of operations, cash flows and business, and our expectations or beliefs concerning future events, including net earnings, product pricing and demand, production rates, energy expense, interest rates, inventory levels, acquisitions and general market conditions. These forward-looking statements can generally be identified by phrases such as we or our management “expects,” “anticipates,” “believes,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts” or other similar words or phrases. There is inherent risk and uncertainty in any forward-looking statements. Variances will occur and some could be materially different from our current opinion. Developments that could impact our expectations include the following:

•	construction activity;

•	decisions by governments affecting the level of steel imports, including tariffs and duties;

•	litigation claims and settlements;

•	difficulties or delays in the execution of construction contracts resulting in cost overruns or contract disputes;

•	metals pricing over which we exert little influence;

•	increased capacity and product availability from competing steel minimills and other steel suppliers including import quantities and pricing;

•	court decisions;

•	industry consolidation or changes in production capacity or utilization;

•	global factors including credit availability;

•	currency fluctuations;

•	scrap metal, energy, and supply prices; and

•	the pace of overall economic activity.

These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, we cannot assure you that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, we caution prospective investors not to place undue reliance on such forward-looking statements.

Use of Proceeds

We will use the net proceeds from sales of debt securities as set forth in the applicable prospectus supplement. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds in short-term investments, including repurchase agreements, some or all of which may not be investment grade.

Ratio of Earnings to Fixed Charges

The following table shows our historical ratio of earnings to fixed charges for each of the five most recent fiscal years and for the nine month period ended May 31, 2007.

	Nine Months
	Ended May 31,	Year Ended August 31,
	2007	2006	2005	2004	2003	2002

RATIO OF EARNINGS TO FIXED CHARGES	12.02	14.80	12.43	7.30	2.57	3.77

For this ratio, earnings consist of earnings before income taxes on income, extraordinary items and net cumulative effect of accounting changes, adjusted for undistributed earnings of less-than-fifty-percent-owned affiliates. Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor.

Description of Debt Securities

The following summary describes the general terms and provisions of the debt securities covered by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the debt securities in a prospectus supplement.

General

We will issue the debt securities under an indenture (the “Indenture”), dated July 31, 1995 (the “Original Indenture Date”), between us and The Bank of New York Trust Company, N.A. (successor to JPMorgan Chase Bank), as trustee (the “Trustee”). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We may issue debt securities under the Indenture from time to time in one or more series, each in an amount we authorize prior to issuance. Unless we inform you otherwise in a prospectus supplement, the Indenture will not limit the aggregate amount of debt securities we may issue under the Indenture. The debt securities will be our general unsecured obligations and will rank equally with all our other unsecured and unsubordinated indebtedness. Capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Indenture. In this description, the words “Company,” “we,” “us” and “our” refer only to Commercial Metals Company and not to any of its subsidiaries.

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the authorized denominations and aggregate principal amount offered and any limit on future issues of additional debt securities of the same series;

•	whether we will issue the debt securities as individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable or the method by which such date or dates will be determined;

•	any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing and the basis for calculating interest, if other than a 360-day year of twelve 30-day months;

•	the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made, if other than the corporate trust office of the Trustee;

•	any provisions that would determine payments on the debt securities by reference to a formula, index or other method;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	any mandatory or optional sinking fund or analogous provisions;

•	any provisions for optional or mandatory redemption or repurchase;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any provisions for the defeasance of the debt securities;

•	the currency in which payments of principal of and any premium and interest on the debt securities will be payable, if other than U.S. dollars;

•	any additional events of default or covenants applicable to the series;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities issued by us or any other entity; and

•	any other terms that are not inconsistent with the Indenture.

Unless we inform you otherwise in a prospectus supplement, the debt securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The debt securities will be issuable in denominations of $100,000 and integral multiples of $1,000, or in such other denominations as may be set out in the terms of the debt securities of any particular series.

Covenants

The covenants summarized below will apply to each series of debt securities as long as any debt securities of that series are outstanding, unless we inform you otherwise in a prospectus supplement.

Limitation on Liens

The Company shall not, and shall not permit any Principal Subsidiary to, incur or suffer to exist any Lien upon any Principal Property, or upon any shares of stock of any Principal Subsidiary, whether such Principal Property or shares were owned as of the Original Indenture Date or thereafter acquired, to secure any Debt without making, or causing such Principal Subsidiary to make, effective provision for securing the debt securities issued under the Indenture (and no other indebtedness of the Company or any Principal Subsidiary except, if the Company shall so determine, any other indebtedness of the Company which is not subordinate in right of payment to the debt securities or of such Principal Subsidiary) (x) equally and ratably with such Debt as to such Principal Property or shares for as long as such Debt shall be so secured unless (y) such Debt is Debt of the Company which is subordinate in right of payment to the debt securities, in which case prior to such Debt as to such Principal Property or shares for as long as such Debt shall be so secured.

The foregoing restrictions will not apply to Liens existing at the Original Indenture Date or to the following:

(1) Liens securing only debt securities issued under the Indenture;

(2) Liens in favor of only the Company;

(3) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Principal Subsidiary but only to the extent such Liens cover such property;

(4) Liens on property existing immediately prior to the time of acquisition thereof and not in anticipation of the financing of such acquisition;

(5) any Lien upon a Principal Property (including any property that becomes a Principal Property after acquisition thereof) to secure Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement on the property subject to such Lien; provided, however, that (A) the principal amount of any Debt secured by such Lien (1) does not exceed 100% of such purchase price or cost and (2) is incurred not later than six months after such purchase or the completion of such construction or improvement, whichever is later, and (B) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item;

(6) Liens to secure Debt incurred to extend, renew, refinance or refund Debt secured by any Lien referred to in the foregoing clauses (1) to (5) as long as such Lien does not extend to any other property and the original amount of the Debt so secured is not increased; and

(7) any Lien securing Debt owing by the Company to a wholly owned Principal Subsidiary of the Company (provided that such Debt is at all times held by a Person which is a wholly owned Principal Subsidiary of the Company); provided, however, that for purposes of this covenant and the covenant described in “— Limitation on Sale and Leaseback Transactions”, upon either (A) the transfer or other disposition of a Debt secured by a Lien so permitted to a Person other than the Company or another wholly owned Principal Subsidiary of the Company or (B) the issuance, sale, lease, transfer or other disposition of shares of capital stock of any such wholly owned Principal Subsidiary to a Person other than the Company or another wholly owned Principal Subsidiary of the Company, the provisions of this clause (7) shall no longer be applicable to such Lien and such Lien shall be subject (if otherwise subject) to the requirements of this covenant without regard to this clause (7).

In addition to the foregoing, the Company and its Principal Subsidiaries may incur and suffer to exist a Lien to secure any Debt or enter into a Sale and Leaseback Transaction without equally and ratably securing the debt securities if, after giving effect thereto, the sum of (i) the principal amount of Debt secured by all Liens incurred after the Original Indenture Date and otherwise prohibited by the Indenture and (ii) the Attributable Debt of all Sale and Leaseback Transactions entered into after the Original Indenture Date and otherwise prohibited by the Indenture does not exceed 10% of the Consolidated Net Tangible Assets of the Company.

“Attributable Debt” means the present value (discounted at the per annum rate of interest publicly announced by Bank of America, N.A. (successor to Bank of America National Trust and Savings Association) as its “Reference Rate” or “Prime Rate”, provided, that if Bank of America, N.A. is no longer announcing a Reference Rate or Prime Rate, the per annum rate of interest shall be the Prime Rate most recently published in The Wall Street Journal, in either case compounded monthly, of the obligations for rental payments required to be paid during the remaining term of any lease of more than 12 months under which any Person is liable.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation, as of any date (the “measurement date”), shall be the date of the last payment of rent or any other amount due under such lease prior to the first date after the measurement date upon which such lease may be terminated by the lessee, at its sole option, without payment of a penalty.

“Consolidated Net Tangible Assets” means the net book value of all assets of the Company and its Consolidated Subsidiaries, excluding any amounts carried as assets for shares of capital stock held in treasury, debt discount and expense, goodwill, patents, trademarks and other intangible assets, less all liabilities of the Company and its Consolidated Subsidiaries (except Funded Debt, minority interests in Consolidated Subsidiaries, deferred taxes and general contingency reserves of the Company and its Consolidated Subsidiaries), which in each case would be included on a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the date of determination, all as determined on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Subsidiaries” of any Person means all other Persons that would be accounted for as consolidated Persons in such Person’s financial statements in accordance with generally accepted accounting principles.

“Consolidated Tangible Net Worth” means the total stockholders’ equity of the Company and its Consolidated Subsidiaries, calculated in accordance with generally accepted accounting principles and reflected on the most recent balance sheet of the Company, excluding any amounts carried as assets for shares of capital stock held in treasury, debt discount and expense, goodwill, patents, trademarks and other intangible assets.

“Corporation” means a corporation, association, company, joint-stock company or business trust.

“Debt” means, without duplication, with respect to any Person the following:

(1) every obligation of such Person for money borrowed;

(2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; and

(4) every obligation of the type referred to in clauses (1) through (3) of another Person the payment of which such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise (but only, in the case of this clause (4), to the extent such Person has guaranteed or is responsible or liable for such obligations).

“Funded Debt” means the following:

(1) all Debt of the Company and each Principal Subsidiary of the Company maturing on, or renewable or extendable at the option of the obligor to, a date more than one year from the date of the determination thereof;

(2) Capital Lease Obligations payable on a date more than one year from the date of the determination thereof;

(3) guarantees, direct or indirect, and other contingent obligations of the Company and each Principal Subsidiary of the Company in respect of, or to purchase or otherwise acquire or be responsible or liable for (through the investment of funds or otherwise), any obligations of the type described in the foregoing clauses (1) or (2) of others (but not including contingent liabilities on customers’ receivables sold with recourse); and

(4) amendments, renewals, extensions and refundings of any obligations of the type described in the foregoing clauses (1), (2) or (3).

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets, including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any facility, together with the land on which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing, research, warehousing or distribution, owned or leased by the Company or a Subsidiary of the Company and having a net book value in excess of 3% of Consolidated Net Tangible Assets, other than any such facility or portion thereof which is a pollution control facility financed by state or local government obligations or is not of material importance to the total business conducted or assets owned by the Company and its Subsidiaries as an entirety, or any assets or properties acquired with Net Available Proceeds (defined below) from a Sale and Leaseback Transaction that are irrevocably designated by the Company as a Principal Property, which designation shall be made in writing to the Trustee.

“Principal Subsidiary” means any Subsidiary of the Company that owns or leases a Principal Property or owns or controls stock which under ordinary circumstances has the voting power to elect a majority of the Board of Directors of a Principal Subsidiary.

“Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any Principal Property that within 12 months of the start of such lease and after the Reference Date, has been or is being sold, conveyed, transferred or otherwise disposed of by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property. The term of such arrangement, as of any date (the “measurement date”), shall end on the date of the last payment of rent or any other amount due under such arrangement on or prior to the first date after the measurement date on which such arrangement may be terminated by the lessee, at its sole option, without payment of a penalty. “Sale Transaction” means any such sale, conveyance, transfer or other disposition. The “Reference Date” means, for any property that becomes a Principal Property, the last day of the sixth month after the date of the acquisition, completion of construction and commencement of operation of such property.

“Subsidiary of the Company” means any corporation of which the Company directly or indirectly owns or controls stock which under ordinary circumstances, not dependent upon the happening of a contingency, has the voting power to elect a majority of the board of directors of such corporation.

Limitation on Funded Debt of Principal Subsidiaries

The Company shall not permit any Principal Subsidiary to incur or assume any Funded Debt if, immediately after the incurrence or assumption of such Funded Debt, the aggregate outstanding principal amount of all Funded Debt (other than Funded Debt of a Principal Subsidiary to the Company or directly or indirectly wholly owned Subsidiary) of Principal Subsidiaries exceeds thirty percent (30%) of Consolidated Tangible Net Worth. Notwithstanding the foregoing, any Principal Subsidiary may incur Funded Debt:

(1) payable to the Company or to another Principal Subsidiary;

(2) secured by Liens permitted under the provisions described in clauses (1) through (7) in the second paragraph under “— Limitations on Liens;” or

(3) to extend, renew or replace Funded Debt of such Principal Subsidiary, provided that the principal amount of the Funded Debt so incurred pursuant to this clause (3) does not exceed the principal amount of the Funded Debt extended, renewed or replaced thereby immediately prior to such extension, renewal or replacement plus any premium, accrued and unpaid interest or capitalized interest payable thereon.

Any corporation which becomes a Principal Subsidiary after the date hereof shall for all purposes of this covenant be deemed to have created, assumed or incurred at the time it becomes a Principal Subsidiary all Funded Debt of such corporation existing immediately after it becomes a Principal Subsidiary.

Limitation on Sale and Leaseback Transactions

The Company shall not, and shall not permit any Principal Subsidiary of the Company to, enter into any Sale and Leaseback Transaction (except for a period not exceeding 36 months) unless:

(1) The Company or such Principal Subsidiary would be entitled to enter into such Sale and Leaseback Transaction pursuant to the provisions of the covenant described in “— Limitation on Liens” without equally and ratably securing the debt securities; or

(2) The Company or such Principal Subsidiary applies or commits to apply, within 270 days before or after the Sale Transaction pursuant to such Sale and Leaseback Transaction, an amount equal to the Net Available Proceeds therefrom to any combination of the following: (i) the repayment of Funded Debt, (ii) the purchase of other property which will constitute Principal Property that has an aggregate value of at least the consideration paid therefor or (iii) Capital Expenditures with respect to any Principal Property; provided that the amount to be applied or committed to the repayment of such Funded Debt shall be reduced by (a) the principal amount of any debt securities delivered within six months before or after such Sale Transaction to the Trustee for retirement and cancellation, and (b) the principal amount of such Funded Debt as is voluntarily retired by the Company within six months before or after such Sale Transaction (it being understood that no amount so applied or committed and no debt securities so delivered or indebtedness so retired may be counted more than once for such purpose); provided, further, that no repayment or retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

“Net Available Proceeds” from any Sale Transaction by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of indebtedness or obligations relating to the properties or assets that are the subject of such Sale Transaction or received in any other noncash form) therefrom by such Person, net of the following:

(1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Sale Transaction;

(2) all payments made by such Person or its Principal Subsidiaries on any indebtedness which is secured in whole or in part by any such properties and assets in accordance with the terms of any Lien upon or with respect to any such properties and assets or which must, by the terms of such Lien or in order to obtain a necessary consent to such Sale Transaction or by applicable law, be repaid out of the proceeds from such Sale Transaction; and

(3) all distributions and other payments made to minority interest holders in Principal Subsidiaries of such Person or joint ventures as a result of such Sale Transaction.

Reports of the Company

The Company shall deliver to the Trustee within 15 days after it files the same with the SEC, copies of all reports and information (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall file with the Trustee and the SEC, and transmit to holders of the debt securities, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the SEC.

Limitations on Merger and Sale of Assets

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (for purposes of this covenant, a “Successor Company”) shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the debt securities and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Principal Subsidiary of the Company as a result of such transaction as having been incurred by the Company or such Principal Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3) if, as a result of any such consolidation or merger of such conveyance, transfer or lease, properties or assets of the Company or any Principal Subsidiary of the Company would become subject to a Lien which would not be permitted by the Indenture, the Company or if applicable the Successor Company, as the case may be, shall take such steps as shall be necessary effectively to secure the debt securities equally and ratably with (or prior to) all Debt secured by such Lien; and

(4) the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Events of Default

Unless we inform you otherwise in a prospectus supplement, each of the following is an Event of Default for the debt securities of any series:

(1) default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any) on any debt security of that series at its Maturity;

(3) default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

(4) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere herein specifically dealt with or which has expressly been included in the Indenture solely for the benefit of series of debt securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”;

(5) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Principal Subsidiary of the Company having an aggregate principal amount outstanding in excess of an amount equal to 3% of Consolidated Net Tangible Assets or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Principal Subsidiary of the Company having an aggregate principal amount outstanding in excess of an amount equal to 3% of Consolidated Net Tangible Assets, whether such indebtedness existed on the Original Indenture Date or was thereafter created, which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto (which grace period, if such portion of the principal is less than an amount equal to 1% of Consolidated Net Tangible Assets in the aggregate, shall be deemed to be no less than 5 days) or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default”;

(6) certain events of bankruptcy, insolvency or reorganization; or

(7) any other Event of Default provided with respect to debt securities of that series.

If an Event of Default occurs and is continuing, the Trustee or the holders of not less than 25% in principal amount of each series of debt securities outstanding may, by a notice in writing to us, and to the

Trustee if given by such holders, declare to be due and payable immediately the principal amount of all of the debt securities of that series. However, at any time after such a declaration of acceleration of the debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in the principal amount of such series of debt securities outstanding may, subject to certain conditions, rescind and annul such acceleration. For information as to waiver of defaults, see “— Modification and Waiver” herein.

In case an Event of Default under the Indenture occurs and is continuing, then, subject to the provisions of the Indenture and the Trust Indenture Act relating to the duties of the Trustee under the Indenture, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the Trustee reasonable indemnity. The holders of a majority in aggregate outstanding principal amount of any series of debt securities outstanding shall have the right, subject to such provisions for indemnification of the Trustee, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture or exercising any trust or power conferred on the Trustee with respect to the debt securities of such series.

No holder of any debt securities of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder of debt securities shall have previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of such series of debt securities outstanding shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of such series of debt securities outstanding a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of debt securities for enforcement of payment of the principal of, and premium, if any, and any interest on the debt securities on or after the respective due dates expressed in the debt securities.

We will be required to furnish to the Trustee annually a statement as to whether we are in default in the performance and observance of any of the terms, provisions and conditions of the Indenture. The Indenture provides that the Trustee may withhold notice to the holders of the debt securities of any default, except in payment of principal, any premium or interest, if it considers it in the interest of the such holders to do so.

Modification and Waiver

Together with the Trustee, we may modify the Indenture without the consent of the holders of the debt securities for limited purposes, including but not limited to adding to our covenants or events of default, securing the debt securities, establishing terms of new debt securities, appointing a substitute trustee, curing ambiguities and making other changes that do not adversely affect the rights of the holders of the debt securities in any material respect. In addition, we and the Trustee may make modifications and amendments to the Indenture with the consent of the holders of a majority in aggregate principal amount of each series of debt securities outstanding affected by such modification; provided, however, that no such modification or amendment may, without the consent of the holder of each such outstanding debt security affected thereby,

(1) change the stated maturity of the principal of, or any installment of principal or interest on any debt security,

(2) reduce the principal amount of or the rate of interest or the premium, if any, on any debt security,

(3) change the place or currency of payment of principal of or interest or the premium, if any, on any debt security,

(4) impair the right to institute suit for the enforcement of any payment with respect to the debt securities on or after the stated maturity thereof,

(5) reduce the percentage in principal amount of outstanding debt securities the consent of whose holders is required for any such modification, or

(6) reduce the percentage of outstanding debt securities the consent of whose holders is required for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults thereunder.

We may, in the circumstances permitted by the Trust Indenture Act, set any day as the record date for the purpose of determining the holders of the debt securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or vote on any action, authorized or permitted to be given by holders of debt securities of that series by the Indenture.

The holders of a majority in aggregate principal amount of each series of debt securities outstanding may on behalf of the holders of all such debt securities waive, insofar as such debt securities are concerned (but not as to any other series of debt securities issued under the Indenture), compliance by the Company with the covenants limiting Liens and Sale and Leaseback Transactions contained in the Indenture. The holders of a majority in aggregate principal amount of each series of debt securities outstanding may on behalf of the holders of all such debt securities waive any past default under the Indenture except a default in the payment of the principal of, or premium, if any, or any interest on such debt securities or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security affected.

For purposes of the Indenture, the debt securities outstanding will be deemed to exclude those held by persons that control, are controlled by or are under common control with the Company, provided that any person who does not own, directly or indirectly, more than 5% of the outstanding voting securities of the Company will not be deemed to control the Company.

Defeasance

Defeasance and Discharge.  The Indenture provides that the Company may elect to deposit or cause to be deposited with the Trustee as trust funds in trust, for the benefit of the holders of outstanding debt securities of any series, money and/or U.S. Government Obligations sufficient to pay and discharge the principal of, and premium, if any, and any interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the Indenture and the debt securities, and thereby be discharged from its obligations with respect to the outstanding debt securities of that series (hereinafter called “Defeasance”) on and after the date that, among other things, the Company provides to the Trustee an opinion of counsel to the effect that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) there has been a change in the applicable Federal income tax law, in each case to the effect that the holders of debt securities of that series will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the debt securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur. For this purpose, such Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by such outstanding debt securities of that series and to have satisfied all its other obligations under the debt securities of that series and the Indenture insofar as the debt securities of that series are concerned, except for certain continuing administrative responsibilities. In the event of any such Defeasance, holders of the debt securities of that series would be able to look only to such trust for payment of principal of, and premium, if any, and any interest on and any mandatory sinking fund payments in respect of the debt securities.

Covenant Defeasance.  The Indenture provides that the Company may elect to deposit or cause to be deposited with the Trustee as trust funds in trust, for the benefit of the holders of outstanding debt securities of any series, money and/or U.S. Government Obligations sufficient to pay and discharge the principal, and premium, if any, of and any interest on and any mandatory sinking fund payments in respect of the debt securities on the stated maturity of such payments in accordance with the terms of the Indenture and such debt securities of that series, and thereby (1) be released from its obligations with respect to the debt securities under certain covenants in the Indenture, including the covenants relating to limitation on Liens, limitation on

Sale and Leaseback Transactions, the limitation on Funded Debt of Principal Subsidiaries and mergers and sale of units and (2) have the occurrence of certain defaults in performance, or breach, of covenants and warranties under the Indenture and defaults under other obligations of the Company not be deemed to be or result in an Event of Default, in each case with respect to the outstanding debt securities of that series (hereinafter called “Covenant Defeasance”), on and after the date that, among other things, the Company provides to the Trustee an opinion of counsel that the holders of outstanding debt securities of that series will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to the debt securities of that series and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur. For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Indenture provision, whether directly or indirectly by reason of any reference elsewhere in the Indenture to any such provision or by reason of any reference in any such provision to any other provision of the Indenture or in any other document, but the remainder of the Indenture and the debt securities of that series shall be unaffected thereby. The obligations of the Company under the Indenture and the debt securities of that series other than with respect to the covenants referred to above and the Events of Default other than the Events of Default referred to above shall remain in full force and effect.

The term “U.S. Government Obligations” means any security that is a direct obligation, or is subject to an unconditional guarantee, of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

Book-Entry System

Unless we inform you otherwise in a prospectus supplement, each series of debt securities will be evidenced by global securities, which will be deposited on behalf of The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Except as set forth below, the record ownership of the global securities may be transferred, in whole or in part, only to DTC, another nominee of DTC or to a successor of DTC or its nominee.

Except under circumstances described below, each series of debt securities will not be issued in definitive form. See “— Certificated Securities.” Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the accounts of persons acquiring each series of debt securities with the respective principal amounts of the debt securities represented by the global security. Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. Owners of beneficial interests in each series of debt securities represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security. DTC will have no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the participants to whose accounts such global securities are credited, which may or may not be the beneficial owners of the global securities. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to participants and by participants to the beneficial owners of the global securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of each series of debt securities represented by that global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by that global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the debt securities under the global securities or the Indenture. Principal payments, premium payments, if any, interest payments and liquidated damage payments, if any, on debt securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the relevant global security. None of the Company, the Trustee or the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payments of principal, premium, if any, and interest to DTC will be the responsibility of the Company or the Trustee. The disbursement of such payments to participants shall be the responsibility of DTC. We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants and not DTC, the Company or the Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.

If we redeem less than all of the applicable global security, we have been advised that it is DTC’s practice to determine by lot the amount of the interest of each participant in such global security to be redeemed.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc.

DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depositary. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind, and we take no responsibility for the accuracy or completeness of such information.

Certificated Securities

If DTC is at any time unwilling or unable to continue as a depositary or if an event of default will occur under the Indenture, we will issue debt securities in definitive form in exchange for the entire global security for the debt securities. In addition, we may at any time and in our sole discretion determine not to have the debt securities represented by a global security and, in such event, will issue debt securities in definitive form in exchange for the entire global security relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Debt securities so issued in definitive form will be issued as registered debt securities in denominations of $1,000 principal amount and integral multiples thereof, unless otherwise specified by us. The holder of a certificated debt security may transfer it by surrendering it at (1) the office or agency maintained by us for such purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the Trustee maintained for such purpose or (2) the office of any transfer agent we appoint.

Same-Day Settlement and Payment

Settlement for the debt securities will be made in immediately available or same-day funds. So long as the debt securities are represented by the global securities, we will make all payments of principal and interest in immediately available funds.

So long as the debt securities are represented by the global securities registered in the name of DTC or its nominee, the debt securities will trade in DTC’s Same-Day Funds Settlement System. DTC will require secondary market trading activity in the debt securities represented by the global securities to settle in immediately available or same-day funds on trading activity in the debt securities.

Concerning our Relationship with Trustee

The Bank of New York Trust Company, N.A. serves as Trustee under the Indenture, including with respect to certain other debt securities that have been issued pursuant to the Indenture. On July 2, 2007, The Bank of New York Company completed its merger with Mellon Financial Corporation, creating The Bank of New York Mellon Corporation. In addition to The Bank of New York Trust Company, N.A. serving as Trustee, the Company has the following relationships with affiliates of The Bank of New York Mellon Corporation as a result of the merger. One affiliate, Mellon Bank, N.A., is a participant in the Company’s $400 million revolving credit agreement that expires May 23, 2010. Mellon Bank, N.A.’s share is $20 million. Mellon Bank, N.A. also provides treasury services to the Company, including disbursing accounts, lockboxes and investment services. Another affiliate of The Bank of New York Mellon Corporation, Mellon Investor Services, provides stock registrar and transfer agent services to the Company. Mellon Bank, N.A. and Three River Funding Corporation, also an affiliate of The Bank of New York Mellon Corporation, participate in the Company’s accounts receivable securitization facility, providing $100 million of the $200 million facility.

Governing Law

The Indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Taxation

Any material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the debt securities offered by this prospectus will be set forth in the prospectus supplement offering those debt securities.

Plan of Distribution

We may offer and sell the debt securities in any one or more of the following ways from time to time on a delayed or continuous basis:

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	directly to purchasers, including our affiliates;

•	through any combination of these methods of sale; or

•	through any other method described in a prospectus supplement.

The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any delayed delivery arrangements.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under our agreements to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of business.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

Any lock-up arrangements will be set forth in a prospectus supplement.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

This prospectus and the accompanying prospectus supplement or supplements may be made available in electronic format on the Internet sites of, or through online services maintained by, the underwriter, dealer, agent and/or selling group members participating in connection with any offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent or selling group member, prospective investors may be allowed to place orders online. The underwriter, dealer or agent may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

Other than the prospectus and accompanying prospectus supplement or supplements in electronic format, the information on the underwriter’s, dealer’s, agent’s or any selling group member’s web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters, dealers, agents or any selling group member in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.

Legal Matters

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed upon for us by Haynes and Boone, LLP, Dallas, Texas and for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended August 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004) Share Based Payment, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC for more information at 1-800-SEC-0330. Our SEC filings are also available at the SEC’s web site at http://www.sec.gov.

Our common stock is listed on the New York Stock Exchange under the symbol “CMC” and we are required to file reports, proxy statements and other information with the New York Stock Exchange. You may read any document we file with the New York Stock Exchange at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

Information about us is also available on our website at http://www.cmc.com. Such information on our website is not part of this prospectus.

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents filed with the SEC are incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended August 31, 2006, filed on November 8, 2006;

•	Our Proxy Statement for the 2007 Annual Meeting of Shareholders, filed on December 8, 2006;

•	Our Current Report on Form 8-K, filed on December 21, 2006;

•	Our Quarterly Report on Form 10-Q for the quarter ended November 30, 2006, filed on January 9, 2007;

•	Our Current Report on Form 8-K, filed on March 6, 2007;

•	Our Quarterly Report on Form 10-Q for the quarter ended February 28, 2007, filed on April 6, 2007;

•	Our Current Report on Form 8-K, filed on April 18, 2007;

•	Our Current Report on Form 8-K, filed on May 1, 2007; and

•	Our Quarterly Report on Form 10-Q for the quarter ended May 31, 2007, filed on July 9, 2007.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the termination of the offering, shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus at no cost, by writing or telephoning us at the following address:

Commercial Metals Company
6565 North MacArthur Boulevard, Suite 800
Irving, Texas 75039
Attn: Investor Relations
Telephone: (214) 689-4300

Part II

Information Not Required in Prospectus

Item 14.	Other expenses of issuance and distribution

An estimate (other than the SEC registration fee) of the fees and expenses of issuance and distribution (other than underwriting discounts and commissions) of the securities offered hereby (all of which will be paid by the Company) is as follows:

SEC registration fee	$	*
Trustee’s fees and expenses		$10,000
Blue Sky fees and expenses		$0
Legal fees and expenses		$65,000
Accounting fees and expenses		$25,000
Printing expenses		$90,000
Rating Agency fees		$403,000
Miscellaneous fees and expenses		25,000
Total		$618,000

*	Deferred in accordance with Rules 456(b) and 457(r).

Item 15.	Indemnification of directors and officers

The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving, at the request of the Company, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 describes in detail the right of the Company to indemnify any such person. The Restated Certificate of Incorporation of the Company and indemnification agreements between the Company and each of its officers and directors provide generally for indemnification of all such directors, officers and agents to the fullest extent permitted under law. The Company’s Restated Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted under law. The Company’s directors and officers currently are covered by directors’ and officers’ liability insurance.

Item 16.	Exhibits

Exhibit No.		Description of Document

1	.1*	Form of Underwriting Agreement.
4.1		Indenture for Debt Securities between the Company and The Bank of New York Trust Company, N.A. (filed as Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-3 filed on July 18, 1995 (No. 33-60809) and incorporated herein by reference).
5.1		Opinion of Haynes and Boone, LLP.
12.1		Statement Regarding Computation of Ratios (filed as Exhibit 12 to the Commercial Metals Company Annual Reports on Form 10-K for the fiscal year ended August 31, 2006, 2005, 2004, 2003 and 2002 and incorporated herein by reference).
23.1		Consent of Deloitte & Touche LLP.
23.2		Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24.1		Power of Attorney (included in Signature Page).
25.1		Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture for the Debt Securities.

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on July 12, 2007.

COMMERCIAL METALS COMPANY

/s/  Murray R. McClean
By: Murray R. McClean
President and Chief Executive Officer

The undersigned officers and directors of Commercial Metals Company hereby severally constitute and appoint William B. Larson and David M. Sudbury and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this registration statement (including post-effective amendments) and any subsequent registration statement for the same offering which may be filed under Rule 462(e) under the Securities Act of 1933, as amended, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Murray R. McClean	/s/ Robert D. Neary

Murray R. McClean, July 12, 2007 President and Chief Executive Officer (principal executive officer)	Robert D. Neary, July 12, 2007 Director

/s/ Stanley A. Rabin	/s/ Dorothy G. Owen

Stanley A. Rabin, July 12, 2007	Dorothy G. Owen, July 12, 2007
Chairman of the Board	Director

/s/ Harold L. Adams	/s/ J. David Smith

Harold L. Adams, July 12, 2007	J. David Smith, July 12, 2007
Director	Director

/s/ Moses Feldman	/s/ Robert R. Womack

Moses Feldman, July 12, 2007	Robert R. Womack, July 12, 2007
Director	Director

/s/ Robert L. Guido	/s/ William B. Larson

Robert L. Guido, July 12, 2007	William B. Larson, July 12, 2007
Director	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Ralph E. Loewenberg	/s/ Leon K. Rusch

Ralph E. Loewenberg, July 12, 2007	Leon K. Rusch, July 12, 2007
Director	Controller (principal accounting officer)

/s/ Anthony A. Massaro

Anthony A. Massaro, July 12, 2007 Director

Index to Exhibits

Exhibit No.		Description of Document

1	.1*	Form of Underwriting Agreement.
4.1		Indenture for Debt Securities between the Company and The Bank of New York Trust Company, N.A. (filed as Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-3 filed on July 18, 1995 (No. 33-60809) and incorporated herein by reference).
5.1		Opinion of Haynes and Boone, LLP.
12.1		Statement Regarding Computation of Ratios (filed as Exhibit 12 to the Commercial Metals Company’s Annual Reports on Form 10-K for the fiscal year ended August 31, 2006, 2005, 2004, 2003 and 2002 and incorporated herein by reference).
23.1		Consent of Deloitte & Touche LLP.
23.2		Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
24.1		Power of Attorney (included in Signature Page).
25.1		Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Indenture for the Debt Securities.

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.